
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                     106,349,715
<SECURITIES>                                         0
<RECEIVABLES>                                  383,707<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             111,847,771<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               111,847,771<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,487,760<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,705,708
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (8,217,948)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (8,217,948)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (8,217,948)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $383,707.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,114,349.
<F3>Liabilities include incentive fees payable of $0, redemptions payable of $2,177,256, management fees payable of $372,503, and accrued administrative expenses of $96,794.
<F4>Total revenues includes realized trading revenue of $7,743,552, net change in unrealized of $(7,827,197) and interest income of $4,571,405.

